UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2020

JUPITER WELLNESS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

725 N. Hwy A1A, Suite C-106 Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUPW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Warrants, each exercisable for one share of Common Stock at $8.50 per share	JUPWW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01  Other Events.

On November 3, 2020, Jupiter Wellness, Inc. (the “Company”) completed an initial public offering (“IPO”) of 933,333 units (the “Units”). Each Unit consists of one share of common stock of the Company, par value $0.001 per share (“Common Stock”), and one warrant of the Company (“Warrant”), with each Warrant entitling the holder thereof to purchase one share of Common Stock for $8.50 per share. The Units were sold at a price of $7.50 per Unit, generating gross proceeds to the Company of approximately $7,000,000. The Company granted the underwriters in the IPO a 45-day option to purchase up to 140,000 additional shares of Common Stock and 140,000 Warrants solely to cover over-allotments, if any. Simultaneously with the closing of the IPO, the Company consummated the sale of the additional 140,000 Warrants that were subject to the underwriters’ over-allotment option at $0.01 per Warrant, generating gross proceeds of $1,400.

A registration statement on Form S-1 (File No. 333-239229) (the “Registration Statement”) relating to the IPO was initially filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2020, and was declared effective by the SEC on October 30, 2020.

A copy of the press release announcing the closing of the IPO is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
99.1	Press release, dated November 3, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2020

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Brian John
Chief Executive Officer

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